Exhibit 10.2




                      ALLEGHENY AND WESTERN

                         RAILWAY COMPANY


                               AND



                 BUFFALO, ROCHESTER & PITTSBURGH

                         RAILWAY COMPANY




                         --------------







                         CONTRACT DATED
                       15TH JANUARY, 1900












     WHEREAS, the ALLEGHENY & WESTERN RAILWAY COMPANY and the BUFFALO, ROCHESTER& PITTSBURGH RAILWAY COMPANY by Indenture, bearing date the 1st day of October, 1898, entered into a certain contract wherein and whereby said Allegheny & Western railway Company granted, demised and leased to said Buffalo, Rochester & Pittsburgh Railway all and singular the railway of said Allegheny & Western Railway Company, known as the Allegheny & Western Railway, and which extends from a point at or near Clayville, Jefferson Co., to a point connecting with the Pittsburgh & Western Railway and the Pittsburgh, Bessemer & Lake Erie Railroad in Butler Township, Butler County, all in the state of Pennsylvania, a distance of about sixty-two miles, and also certain appurtenances to said railway, and also certain rights in said Indenture more particularly described:
     AND WHEREAS, since the date of said Indenture, the Allegheny and Western Railway Company, with the consent and at the request of the Buffalo, Rochester & Pittsburgh Railway Company, has expended and contracted to expend upon the construction and equipment of its railway a sum exceeding by four hundred thousand dollars the proceeds of two million dollars ($2,000,000) first mortgage bonds of the Allegheny & Western Railway Company, and twenty-five thousand shares, of the par value of one hundred dollars a share of the capital stock of the Allegheny and Western Railway Company;
     NOW THEREFORE, it is mutually agreed:
     1. The Allegheny & Western Railway Company shall forthwith increase its capital stock to and by the amount of ten thousand shares of one hundred dollars each, and certificates shall forthwith be issued and delivered by the Allegheny &Western Railway Company, with the consent of the Buffalo, Rochester & Pittsburgh Railway Company, to subscribers for said shares at or over par to an amount sufficient to pay the sums already expended or which, with the consent of the Buffalo, Rochester & Pittsburgh railway company, shall hereafter be expended upon the construction and equipment of the Allegheny & Western Railway.
     2. All and singular the provisions of said Indenture of the 1st of October, 1898, with respect to the payment and guarantee of dividends at the rate of six per cent. on the stock of the Allegheny & Western Railway company therein mentioned, and all other provisions thereof, shall apply to and be considered as including and referring to and covering the ten thousand shares herein provided for and such an amount of said ten thousand shares as shall at any time be outstanding, the same as if the said Indenture had described and stated thirty-five thousand shares of capital stock instead of twenty-five thousand shares of capital stock; and the rent reserved and promised to be paid in and by said Indenture shall from and after the date hereof be and become the sum of two hundred and ten thousand dollars ($210,000) for and on account of the payment of dividends on capital stock or so much thereof as shall be equal to the sum of six per cent. on the capital stock of the Allegheny & Western Railway Company which shall be at any time outstanding, the same as if the said Indenture had stated that the rent reserved was first the sum of two hundred and ten thousand dollars ($210,000) for the payment of dividends at the rate of six percent. per annum on three million five hundred thousand dollars of capital stock of the Allegheny & Western Railway Company or on so much thereof as shall at any time be outstanding.
     Said Indenture is hereby amended as of the date hereof so as to describe the capital stock of the Allegheny & Western Railway Company as being in amount three million five hundred thousand dollars, or so much thereof as shall at any time be outstanding, instead of two million five hundred thousand dollars, and in all other respects is hereby ratified and confirmed.

           WITNESS the seals of the respective corporations above named and the hands of the Presidents thereof this fifteenth day of January, one thousand nine hundred:

                            ALLEGHENY AND WESTERN RAILWAY COMPANY,

                            By   (signed) C.H. McCauley
                                                President.
[SEAL.]
     Attest:
       (signed) Jno. G. Whitmore
                        Secretary.

                            BUFFALO, ROCHESTER & PITTSBURGH RAILWAY COMPANY

                            By   (signed) A. G. Yates
                                                President.
[SEAL.]
     Attest:
       (signed) J. H. Hocart
                        Secretary.



STATE OF PENNSYLVANIA    )
                    -   SS.:
     County of Elk       )

     Be it remembered that on the 17th day of January, 1900, before me a Notary Public personally came John G. Whitmore, who being duly sworn according to law, doth depose and say that he was personally present and did see the common or corporate seal of the above-named Allegheny & Western Railway Company affixed to the foregoing indenture. That the seal so affixed is the common or corporate seal of the said Allegheny and Western Railway Company, and was so affixed by the authority of the said corporation as the act and deed thereof. That the above-named C.
H. McCauley is the President of the said Corporation and did sign the said Indenture as such in presence of this deponent. That this deponent is the Secretary of said corporation, and that the name of this deponent above signed in attestation of the due execution of the said indenture is of this deponent's own proper handwriting.

Sworn to and subscribed

   before me


     (signed) H. L. Moore
              Notary Public


STATE OF NEW YORK   )
                    -   SS.:
     County of New York  )

     Be it remembered that on the 19th day of January 1900, before me H. L. Brayward personally came John H. Hocart, who being duly sworn according to law doth depose and say that he was personally present and did see the common or corporate seal of the above-named Buffalo Rochester & Pittsburgh Railway Company, affixed to the foregoing Indenture. That the seal so affixed is the common or corporate seal of the said Buffalo, Rochester & Pittsburgh Railway Company, and was so affixed by the authority of the said Corporation as the act and deed thereof. That the above-named Arthur G. Yates is the President of the said Corporation, and did sign the said Indenture as such in the presence of this deponent. That this deponent is the Secretary of said Corporation, and that the name of this deponent above signed in attestation of the due execution of the said Indenture is of this deponent's own proper handwriting.


Sworn to and subscribed

   before me this

   19th day of January, 1900

     (signed) H. L. Brayward
              Notary Public